Exhibit 10.19

LEASE AGREEMENT

THIS “LEASE”, made this 8th day of September, 2006, between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (JOHN ARRILLAGA SURVIVOR’S TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord, and QUARK BIOTECH, INC., a California corporation, hereinafter called Tenant.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain Premises (the “Premises”) outlined in Red on Exhibit A, attached hereto and incorporated herein by this reference thereto more particularly described as follows:

A portion of that certain 51,443± square foot, one-story building (“Building”) located at 6503 Dumbarton Circle, Fremont, California 94555 (with a mailing address to be determined), consisting of approximately 5,540± square feet of space (including Tenant’s Proportionate Share of the Common Area of the Building) and the Personal Property of Landlord pursuant to Paragraph 46 (“Personal Property of Landlord”).  Tenant’s leased portion of the Building is more particularly shown within the area outlined in Red on Exhibit A attached hereto.  The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on Exhibit A attached (“Parcel”).  The Premises, subject to Paragraph 9 (“As-Is Basis”), is leased on an “as-is” basis, in its present condition, and in the configuration as shown in Red on Exhibit B attached hereto.

As used herein the term “Complex” shall mean and include all of the land outlined in Green in Exhibit A attached hereto, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.  The gross leasable area of the Building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered Building loading areas.

Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions.  This Lease is made upon the conditions of such performance and observance.

1.             USE.  Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, microbiology and chemical laboratory and storage uses necessary for Tenant to conduct Tenant’s business, provided that such approved uses shall be in accordance with all current and future applicable governmental laws and ordinances and zoning restrictions, and for no other purpose.  Notwithstanding anything to the contrary herein, in no event shall any or all of the Premises be allowed, authorized and/or used for daycare and/or any other child care purpose and Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents.  Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or unreasonably annoy them, or use or allow the Premises to be used for any immoral or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex.  No sale by auction shall be permitted on the Premises.  Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems.  No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the Building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the Building proper where designated by Landlord.  No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of the common area of the Complex.  Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.  No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord.  Tenant shall not commit or suffer to be committed any waste in or upon the Premises.  Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, reasonable attorneys’ fees, or liability arising out of failure of Tenant to comply with any applicable law for which Tenant is obligated to comply under the terms of this Lease.  Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises.  Tenant acknowledges that Landlord has provided a copy of said CC&R’s to Tenant.  The provisions of this Paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any Tenant or occupant of the Complex.

2.             TERM.

A.            Scheduled Lease Term.  Subject to Paragraph 48 (“Tenant’s Option to Terminate”), the “Term” of this Lease shall be for a period of Three (3) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2.B and 3, shall commence on the 1st day of November, 2006 (the “Commencement Date”) and end on the 31st day of October, 2009 (the “Termination Date”).

B.            Tender of Possession.  Possession of the Premises shall be tendered by Landlord to Tenant and the Term of the Lease shall commence when the first of the following occurs:

(a)           Upon the occupancy of the Premises by any of Tenant’s operating personnel for the conduct of any of its business; or

(b)           When the Tenant Improvements have been substantially completed for Tenant’s use and occupancy and Landlord has delivered the Premises to Tenant, in accordance and compliance with Paragraph 9.B (“As Is Basis: Tenant Improvements to be Constructed by Landlord”) and Exhibit B of this Lease; or

(c)           As otherwise agreed in writing.

C.            Early Entry:  Subject to the provisions of Paragraph 9 (“As Is Basis”), upon receipt of written notice from Landlord (by U.S. Mail, facsimile or electronic mail) that the Premises is available for Tenant’s entry, Tenant and its agents and contractors shall be permitted to enter the Premises prior to the Commencement Date for the purpose of installing at Tenant’s sole cost and expense, Tenant’s trade fixtures and equipment, telephone equipment, security systems and cabling for computers (“Tenant’s Work”).  Such entry shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Rent on account thereof, provided none of Tenant’s operating personnel occupy said Premises.  Any entry or installation work by Tenant and its agents in the Premises pursuant to this Paragraph 2.C shall (i) be undertaken at Tenant’s sole risk, (ii) not interfere with or delay Landlord’s work in the Premises (if any), and (iii) not be deemed occupancy or possession of the Premises for purposes of the Lease.  Tenant shall indemnify, defend, and hold Landlord harmless from any and all loss, damage, liability, expense (including reasonable attorney’s fees), claim or demand of whatsoever character, direct or consequential, including, but without limiting thereby the generality of the foregoing, injury to or death of persons and damage to or loss of property arising out of the exercise by Tenant of any early entry right granted hereunder.  In the event Tenant’s Work in said Premises delays the completion of the interior improvements to be provided by Landlord, if any, or in the event Tenant has not completed Tenant’s Work by the scheduled Commencement Date, it is agreed between the parties that this Lease will commence on the earlier of (x) occupancy of any portion of the Premises by any of Tenant’s operating personnel for the conduct of any of its business pursuant to Paragraph 2.B(b) (“Term: Tender of Possession”) above, or (y) the scheduled Commencement Date of November 1, 2006 regardless of the construction status of said interior improvements completed or to be completed by Tenant or Landlord, as the case may be.  It is the intent of the parties hereto that the commencement of Tenant’s obligation to pay Rent under the Lease not be delayed by any of such causes or by any other act of Tenant (except as expressly provided herein) and, in the event it is so delayed, Tenant’s obligation to pay Rent under the Lease shall commence as of the date it would otherwise have commenced absent delay caused by Tenant.

It is agreed in the event said Lease commences on a date other than the first day of the month the Term of the Lease will be extended to account for the number of days in the partial month.  The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent rate scheduled for the projected Commencement Date as shown in Paragraph 4.A.

3.             POSSESSION.  Subject to Paragraph 2.C (“Term: Early Entry”) above and the terms and conditions stated herein, if Landlord, for any reason whatsoever, cannot deliver possession of said Premises to Tenant at the scheduled Commencement Date, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2.B above.  The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed forty-five (45) days from the latter of (i) the scheduled Commencement Date or (ii) the date this Lease is executed by all parties hereto (except for those delays caused by Tenant, Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control (“Force Majeure Delays”) shall be excluded in calculating such period; Force Majeure Delays shall not exceed sixty (60) days) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease; provided Tenant submits said notice to Landlord within five (5) days of the expiration of said forty-five (45) day period as may be extended by Force Majeure Delays.

4.             RENT.

A.            Basic Rent.  Subject to Paragraphs 2.B (“Term: Tender of Possession”) and 48 (“Tenant’s Option to Terminate Lease”), Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the Leased Premises the total sum of THREE HUNDRED SEVENTY-FIVE THOUSAND ONE HUNDRED FORTY-FOUR AND 96/100 DOLLARS ($375,144.96) (the “Aggregate Basic Rent”) in lawful money of the United States of America, payable as follows:

Upon Tenant’s execution of this Lease, the sum of ONE HUNDRED SIX THOUSAND SEVEN HUNDRED TWENTY-SEVEN AND 40/100 DOLLARS ($106,727.40) shall be due, representing the Basic Rent for the period from (i) November 1, 2007 through March 31, 2008, and (ii) November 1, 2008 through March 31, 2009.

On November 1, 2006, the sum of NINE THOUSAND NINE HUNDRED SIXTEEN AND 60/100 DOLLARS ($9,916.60) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2007.

On the date of Lease execution, the sum of FIFTY-TWO THOUSAND SIXTY-TWO AND 15/100 DOLLARS ($52,062.15) shall be due, representing prepaid Basic Rent for the period of November 1, 2007 through March 31, 2008.

On April 1, 2008, the sum of TEN THOUSAND FOUR HUNDRED TWELVE AND 43/100 DOLLARS ($10,412.43) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2008.

On the date of Lease execution, the sum of FIFTY-FOUR THOUSAND SIX HUNDRED SIXTY-FIVE AND 25/100 DOLLARS ($54,665.25) shall be due, representing prepaid Basic Rent for the period of November 1, 2008 through March 31, 2009.

On April 1, 2009, the sum of TEN THOUSAND NINE HUNDRED THIRTY-THREE AND 05/100 DOLLARS ($10,933.05) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 2009; or until the entire aggregate sum of THREE HUNDRED SEVENTY-FIVE THOUSAND ONE HUNDRED FORTY-FOUR AND

96/100 DOLLARS ($375,144.96) has been paid (as said Aggregate Basic Rent may be decreased as noted above).

B.            Time for Payment.  Full monthly Rent is due in advance on the first day of each calendar month.  In the event that the Term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the Term hereof Tenant shall pay to Landlord as Rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly Rent hereunder for the number of days between such date of commencement and the first day of the next succeeding calendar month.  In the event that the Term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the Term hereof Tenant shall pay to Landlord as Rent for the period from said first day of said last calendar month to and including the last day of the Term hereof that proportion of the monthly Rent hereunder for the number of days between said first day of said last calendar month and the last day of the Term hereof.

C.            Late Charge.  Notwithstanding any other provision of this Lease, if Landlord (or Landlord’s agent if Landlord has instructed Tenant to make any payment of Rent and/or other amounts due under the Lease directly to Landlord’s agent) does not receive any payment of Rent as set forth in this Paragraph 4 and/or other amounts due under the Lease within ten (10) days of the due date, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent Rent and/or other amounts that may be due, a late charge for each Rent and/or other payment not received by Landlord (or Landlord’s agent if Landlord has instructed Tenant to make any payment of Rent and/or other amounts due under the Lease directly to Landlord’s agent) within ten (10) days of the due date (“Late Charge”).  Said Late Charge shall equal ten percent (10%) of each Rent payment not received by Landlord within such ten (10) day period.  Said Late Charge shall be paid by Tenant within thirty (30) days after presentation of an invoice from Landlord or Landlord’s agent setting forth the amount of said Late Charge.  Notwithstanding anything to the contrary herein, Landlord’s failure to issue a Late Charge invoice in the month of any late payment shall not be considered a waiver of Landlord’s right to collect said Late Charge.

D.            Additional Rent.  Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord or to Landlord’s designated agent in addition to the Basic Rent and as Additional Rent the following:

(a)           Tenant’s Proportionate Share of all Taxes relating to the Complex and Premises as set forth in Paragraph 13, and

(b)           Tenant’s Proportionate Share of all insurance premiums and deductibles relating to the Complex and Premises, as set forth in Paragraph 17, and

(c)           Tenant’s Proportionate Share of expenses for the operation, management, maintenance, and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and

(d)           All prorated costs and expenses related to the Ardenwood Property Owners’ Association as set forth in Paragraph 47 (“Association Dues”).

(e)           All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease.  In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Rent.

References to “Proportionate Share” herein and throughout the Lease shall mean the Proportionate Share allocated to the Leased Premises based on (a) the total square footage of Tenant’s Premises as a percentage of the total square footage of the Building (5,540± square foot Premises divided by 51,443± square foot Building equals 10.77%) or (b) such other equitable basis as calculated by Landlord.

The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s Proportionate Share of an amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled (i) within one hundred twenty (120) days of the end of each calendar year and (ii) within 120 days of the Lease Termination Date (or as soon thereafter as reasonably possible if, for whatever reason, the Landlord cannot complete the reconciliation within said 120 day periods) or more frequently if Landlord elects to do so at Landlord’s sole and absolute discretion as compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand.  Notwithstanding anything to the contrary herein, Landlord shall not be required to submit ongoing monthly statements to Tenant reflecting amounts owed as Additional Rent.  In the event of any underpayment by Tenant of Additional Rent items, Tenant shall pay to Landlord, within thirty (30) days of invoice, any amount of actual expenses expended by Landlord in excess of said estimated amount.  In the event of any overpayment by Tenant, Landlord shall credit any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items to Tenant, or, if the Lease Term expires or terminates before such credit is fully utilized, refunding said credit to Tenant (provided, however, that Landlord may withhold therefrom the amount necessary to cover any amounts due on Tenant’s account) (provided Landlord may withhold any amount thereof required to cure Tenant’s default in the performance of any of the terms, covenants and conditions of this Lease).  Notwithstanding anything to the contrary above, any credit due Tenant for a reconciliation of Additional Rent expenses that has not been fully utilized by the Lease Termination Date shall be refunded to Tenant; provided however, that Landlord may withhold therefrom the amount necessary to cover any amounts due on Tenant’s account.  Within thirty (30) days after receipt of Landlord’s reconciliation, Tenant shall have the right, at Tenant’s sole expense, to audit, at a mutually convenient time at Landlord’s office, Landlord’s records specifically limited to the foregoing expenses.  Such audit must be conducted by Tenant or an independent nationally and/or locally recognized accounting firm that is not being compensated by Tenant or other third party on a contingency fee basis.  If Tenant desires to challenge Landlord’s reconciliation statement, Tenant shall submit to Landlord a complete copy of said audit at no expense to Landlord and a written notice stating the results of said audit, and if such notice by Tenant and the respective audit reveals that Landlord has overcharged Tenant, and the audit is not challenged by Landlord within thirty (30) days (or, if challenged, a decision is made by Landlord that the audit was correct), the amount overcharged shall be credited to Tenant’s account within thirty (30) days after completion of Landlord’s review and approval of said audit.  The audit rights of Tenant under this Paragraph 4.D are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever.  In the event that Landlord consents to an assignment under Paragraph 21, the audit rights herein shall be void and of no force and effect, whether or not Tenant shall have purported to exercise its right to audit Landlord’s records prior to such assignment.  Notwithstanding the foregoing, in the event Tenant assigns this Lease to a parent or subsidiary, the audit rights hereunder shall continue to be in full force and effect; however, the audit rights shall only be applicable to the period that commences after the date of assignment.  Notwithstanding anything to the contrary herein, no subtenant shall have any right to conduct an audit of Landlord’s books and/or records.

Landlord shall, upon request by Tenant, provide Tenant with copies of individual invoices related to the foregoing actual expenses, either by facsimile or by U.S. mail; however, in no event shall Landlord be obligated to provide duplicate copies of any invoice or other Lease documentation to Tenant and/or Tenant’s representative (if any) for an audit of Tenant’s records outside of Landlord’s office.

Exclusions From Additional Rent: The following items shall be excluded from “Additional Rent”:

(a)           Leasing commissions, attorney’s fees, costs, disbursements, and other expenses incurred in connection with negotiations with other tenants, or disputes between Landlord and other third party not related to Tenant (hereinafter referred to as “Third Party”), or in connection with marketing, leasing, renovating, or improving space for other current or prospective tenants or other current or prospective occupants of the Complex; notwithstanding anything to the contrary herein, any costs and expenses Landlord is entitled to be reimbursed for as stated under Paragraph 24 (“Bankruptcy and Default”) are not excluded Additional Rent items as reflected in this Paragraph 4.D.

(b)           The cost of any service sold to any other Third Party or other occupant whose leased premises are not part of the Premises leased herein and for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and additional rent payable under the lease agreement with said other tenant (including, without limitation, after-hours HVAC costs or over-standard electrical consumption costs incurred by other tenants).

(c)           Any costs for which Landlord is entitled to be reimbursed by any other Third Party or other occupant whose leased premises are not part of the Premises leased herein.

(d)           Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, provided Tenant is not responsible under the Lease for such costs, fines and/or penalties, and/or provided Tenant’s actions or inactions did not cause, in whole or in part, such costs, fines and/or penalties.

(e)           Wages, salaries, or other compensation paid to executive employees above the grade of Property Manager.

(f)            Repairs or other work occasioned by fire, windstorm, or other insured peril, to the extent that Landlord receives proceeds from the real property insurance policy on said Premises to cover one hundred percent of the costs to repair said perils (“Perils”) and Tenant paid its share of the premium as required under the Lease and any and all insurance deductible(s) which Tenant is responsible for paying and provided Tenant is not responsible for the damage to the Premises.  Notwithstanding anything to contrary above, Tenant shall remain responsible for paying to Landlord one hundred percent of the insurance deductible in full within thirty (30) days of written notice from Landlord.

(g)           Costs covered by a manufacturer’s, contractor’s, sub-contractor’s, vendor’s or materialman’s warranty or guaranty, if applicable.

(h)           Except as otherwise noted in this Lease, any mortgage debt, or ground rents or any other amounts payable under any ground lease for the Property.

E.             Management Fee.  Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a monthly management fee (“Management Fee”) equal to three percent (3%) of the Basic Rent due for each month during the Term.  Tenant shall be responsible for calculating the monthly Management Fee based on the Basic Rent schedule shown in Paragraph 4.A above, and for paying said Management Fee by the first day of each month during the Term of this Lease.  Tenant’s failure to pay the monthly Management Fee by the due date will result in a Late Charge being assessed pursuant to the terms of Paragraph 4.C above.

The reference to “Rent” in this Paragraph 4 includes Basic Rent, Additional Rent, and Management Fee.  The respective obligations of Landlord and Tenant under this Paragraph shall survive the expiration or other termination of the Term of this Lease, and if the Term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

F.             Place of Payment of Rent.  All Rent hereunder shall be paid to Landlord at the office of Landlord at: PEERY/ARRILLAGA, FILE 1504, BOX 60000, SAN FRANCISCO,

CA 94160, or to such other person or to such other place as Landlord may from time to time designate in writing.  Invoices for Basic Rent, Additional Rent and/or Management Fees shall be mailed to Tenant at the addresses shown below.

Prior to Lease Commencement	After Lease Commencement

Attn: Joe Maurino	Attn: Controller
6536 Kaiser Drive	Premises mailing address TBD
Fremont, CA 94555	Fremont, CA 94555
(510) 402-4014 (phone)
(510) 794-8540 (fax)
jmaurino@qbius.com (email)*	dparker@qbius.com (email)*

*         The inclusion of an email address does not obligate Landlord to provide a notice by electronic mail.

Tenant shall have the right, upon ten (10) days written notice to Landlord, to change the billing address as noted herein; however, Landlord shall send Tenant invoices to only one address of Tenant as identified by Tenant.

G.            Security Deposit.  Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Twenty Thousand Eight Hundred Forty-Nine and 65/100 Dollars ($20,849.65).  Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term hereof.  If Tenant defaults, beyond the expiration of any applicable notice and cure period, with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount.  Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit.  If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration or earlier termination of the Lease Term and after Tenant has vacated the Premises; provided, however, that Landlord may withhold therefrom the amount necessary to cover the cost of restoration of the Premises if Tenant fails to do so as required under Lease Paragraph 8 and to cure any then uncured default by Tenant under this Lease.  In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.  Tenant hereby waives the protection of Section 1950.7 of the California Civil Code.

5.             RULES AND REGULATIONS AND COMMON AREA.  Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area”.  This right shall terminate upon the termination of this Lease.  Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area.  Landlord further reserves the right to promulgate such reasonable Rules and Regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex (“Rules and Regulations”).  The Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance.  Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant.  Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.

Landlord shall operate, manage, and maintain the Common Area.  The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.

6.             PARKING.  Tenant shall have the right to use twenty-one (21) parking spaces in the common parking areas of the Complex, which common parking area may be used by Tenant in common with other tenants or occupants of the Complex.  Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces in excess of said twenty-one (21) spaces allocated to Tenant hereunder.  Landlord shall have the right, at Landlord’s sole and reasonable discretion, to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Complex, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use.  Said parking spaces, if specifically designated by Landlord to Tenant, may be reasonably relocated by Landlord at any time, and from time to time if necessary.  Landlord shall give Tenant written notice of any change in Tenant’s parking spaces.  Notwithstanding the foregoing, Landlord shall not intentionally discriminate against Tenant in assigning parking spaces or a parking area.  Tenant shall not, at any time, park or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant.  Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex.  Tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein.  If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any area other than that designated.  Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles; provided, however, that unless any such vehicle is parked in a dangerous and/or designated no parking zone, Landlord will attach a twenty-four (24) hour violation notice on said vehicle prior to having the vehicle towed from the Property.  Tenant shall use the parking area for vehicle parking only and shall not use the parking areas for storage _Subject to the terms of Paragraph 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex”) and this Paragraph 6, Landlord shall not apply an additional parking charge for the right to use the parking area referenced herein.

7.             EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX.

A.            Maintenance of the Common Areas of the Complex.  Landlord shall operate, manage and maintain the Common Areas of the Complex.  As Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas, lakes, if any, parking lots and paved areas (including repair, replacement, resealing and restriping), sidewalks, driveways; maintenance, repair, and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employees benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements together with interest at the rate of fifteen percent (15%) per annum on the unamortized balance (“Amortized Cost”) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

B.            Maintenance of the Common Areas of the Building.  Landlord shall operate, manage and maintain the Common Areas of the Building.  As Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant shall pay its Proportionate Share of the cost of operation (including common utilities), management, maintenance, and repair of the Building (including structural and common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said common areas) in which the Premises are located.  The maintenance items herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the Building (such as water drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and air-conditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), structural elements and exterior surfaces of the Building; store fronts, roof, downspouts, Building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, Building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators (if any); license, permit and inspection fees; security, supplies, materials, equipment and tools; salaries and employees benefits of personnel and payroll taxes applicable thereto; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements together with interest at the rate of fifteen percent (15%) per annum on the unamortized balance (“Amortized Cost”) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.  Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

“Additional Rent” as used herein shall not include Landlord’s debt repayments, interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

8.             ACCEPTANCE AND SURRENDER OF PREMISES.  Subject to Landlord’s obligations under Paragraph 9.A (“AS-IS Basis: Leased on “As-Is” Basis”) and completion of its obligations under Paragraph 9.B (“AS-IS Basis: Tenant Improvements to be Constructed by Landlord”), by entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the Building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such Building or as to the use or occupancy which may be made thereof.  Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.  Tenant agrees on the last day of the Lease Term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired or replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the air conditioning and heating systems within the non-common areas of the Premises serviced by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been the Tenant’s responsibility during the Term of this Lease) and repair; the plumbing and electrical systems and lighting within the non-common areas of the Premises in good order and repair, including replacement of any burned out or broken light bulbs or ballasts (all lights and ballasts must be of the same type, color and wattage) (and Tenant shall pay Landlord for Tenant’s Proportionate Share of the cost to insure that all Common Area features and systems are in good operating condition and repair, including the lawn and shrubs (including the replacement of any dead or damaged plantings), the sidewalk, driveways and parking areas); together with all alterations, additions, and improvements (collectively “Alterations”) which may have been made, in, to, or on the Premises, except as referenced in Paragraph 10 (“Alterations and Additions”), Tenant shall not be required to remove those Alterations, if any, that are not subject to restoration pursuant to Landlord’s written Consent to Alterations agreement as executed by Tenant and Landlord.  Tenant shall be responsible for repairing any damage caused by the installation and/or the removal of Tenant’s trade fixtures by Tenant or Tenant’s employees, agents or contractors.  For all other such Alterations, Tenant shall ascertain from Landlord within thirty (30) days before the end of the Term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then at Landlord’s option and in Landlord’s sole and absolute discretion, Tenant shall either (i) pay to Landlord a fee in an amount equal to (a) Landlord’s estimated cost to restore the Premises to the configuration and condition that existed when the Premises were delivered Tenant plus (b) an amount equal to the daily prorated Basic Rent due for the last month of the Lease Term times the number of days Landlord estimates are required to complete said restoration or (ii) Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense.  In the event Landlord requires Tenant to pay for the cost of the restoration, the fee shall be paid by Tenant to Landlord regardless of whether or not Landlord elects to restore all or part of said Premises.  In the event Tenant is required to complete the restoration and said restoration is not completed prior to the Lease Termination Date, Tenant acknowledges that Tenant shall enter into a Hold Over period pursuant to the terms of Lease Paragraph 30 (“Holding Over”) and Tenant shall automatically be liable to Landlord for the monthly Hold Over Basic Rent and all other Additional Rent until said restoration is completed by Tenant.  Prior to the Lease Termination Date, as part of the surrender of Premises procedures, Landlord will have the Building systems inspected, at Tenant’s sole cost and expense, including, but not limited to the HVAC system, plumbing systems and roof, and Tenant shall be responsible for its Proportionate Share (as reasonably determined by Landlord) of all repairs noted on said inspection reports.  Tenant, on or before the end of the Term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the Term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant.  Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost.  Upon surrender of the Premises to Landlord, Tenant shall provide Landlord with keys for all interior locking doors and Tenant agrees to pay to Landlord the cost of Landlord re-keying (i) all exterior doors (including mechanical rooms) and (ii) all interior doors with locks to which Tenant is not able to provide Landlord keys.  If Tenant has installed a cardkey system, Tenant shall also be responsible for the costs Landlord incurs in replacing the doors and/or door frames in which such cardkey system was installed and removing any and all equipment and wiring related thereto, unless Landlord notifies Tenant in writing prior to the Lease Termination Date that Landlord wants the cardkey system to remain in the Premises, in which event the cardkey system shall remain on the Premises after the expiration of the Term and Tenant shall provide Landlord with the cardkeys and instructions for such system along with any other equipment that is necessary for the operation of said cardkey system.  For example, if software and/or specialized computer systems are required to operate the cardkey system, Tenant shall leave the cardkey pads, the software (hard copies and assignment of the license at no cost to Landlord should Landlord so elect), the computer and the instructions thereto in place in the Premises.  If the Premises is not surrendered at the end of the Term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding Tenant founded on such delay.  Nothing contained herein shall be construed as an extension of the Term hereof or as a consent of Landlord to any holding over by Tenant.  The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

9.             “AS-IS” BASIS.

A.            Leased on “As-Is” Basis.  Except as may be noted in this Paragraph 9 and in Paragraph 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex”) and subject to Landlord making the improvements shown on Exhibit B attached hereto, it is hereby agreed that the Premises leased hereunder is leased strictly on an “as-is” basis and in its present condition, and in the configuration as shown on Exhibit B attached hereto, and by reference made a part hereof.  Except as noted herein, it is specifically agreed between the parties that after Landlord makes the interior improvements as shown on Exhibit B, Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease.  Notwithstanding anything to the contrary within this Lease except as referenced below in Paragraph 9.B (“Tenant Improvements to be Constructed by Landlord”), Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

B.            Tenant Improvements to be Constructed by Landlord.  Notwithstanding anything to the contrary in Paragraph 9.A (“Leased on “As-Is” Basis”) above, Landlord has agreed to construct and install, at Landlord’s cost and expense (net of the cost of the Tenant Improvements in the amount of $48,000.00 to be paid to Landlord by Tenant (“Tenant Improvements Contribution”) concurrently with Tenant’s execution of this Lease), the tenant improvements specifically listed below (“Tenant Improvements”); Landlord shall not be responsible for providing any additional interior improvements:

1)                                     Install the walls and doors shown in Blue on Exhibit B attached hereto;

2)                                     Install glass sidelite as shown in Yellow on Exhibit B attached hereto;

3)                                     Landlord shall replace any broken or non-functioning lights and/or ballasts;

4)                                     Landlord shall have the HVAC system within the Premises inspected and any necessary repairs completed;

5)                                     Landlord shall have the roof membrane affecting the Premises inspected and any necessary repairs completed; and

6)                                     Landlord shall have the plumbing system within the Premises inspected and any necessary repairs completed.

The Tenant Improvements referenced above shall become a part of the Premises upon installation and Tenant shall not be required or allowed to remove said Tenant Improvements upon Lease Termination.  In the event this Lease is terminated early due to an uncured default by Tenant and/or a written agreement between Landlord and Tenant to terminate the Lease prior to the scheduled Termination Date, Tenant agrees to reimburse Landlord for one hundred percent (100%) of the balance of the unamortized cost of the Tenant Improvements previously paid for by Landlord (net the Tenant Improvements Contribution paid by Tenant as described above) outstanding as of the early Termination Date.  Said amount shall be paid by Tenant to Landlord by the Termination Date and/or Landlord may, at its option, deduct part or all of said unamortized Tenant Improvement cost from Tenant’s Security Deposit.

10.          ALTERATIONS AND ADDITIONS.  Tenant shall not make, or suffer to be made, any Alterations to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant; such consent shall not be unreasonably withheld and such consent to Alterations shall not be valid until such time as said consent is executed by both Landlord and Tenant and a fully executed copy delivered by Landlord to Tenant (“Consent to Alterations”).  Provided Tenant requests in writing such predetermination from Landlord, said Consent to Alterations shall specify whether Landlord shall require removal of said Alterations.  Any Alteration of the Premises except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord.  Any and all such Alterations shall be paid for one hundred percent (100%) by Tenant.  Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such Alterations.  As a pre-condition to Landlord granting its consent to any Alterations, Tenant shall deliver plans and specifications reflecting said Alterations for Landlord’s review and approval; and within five business days of completion of said Alterations, Tenant shall deliver to Landlord an original 1/8” scaled sepia or an other electronic format as solely determined by Landlord.  Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises.  All heating, lighting, electrical, air conditioning, security systems, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures.  Tenant agrees that it will not proceed to make such Alterations, without having obtained consent from Landlord to do so, and until five (5) business days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s Alterations.  Tenant will at all times permit such notices to be posted and to remain posted until the completion of the Alterations.  As a condition of Landlord’s Consent to Alterations to the Premises, after Landlord provides written Consent to Alterations and prior to any work commencing on the Alterations, Landlord may, at its sole and absolute discretion, require Tenant to secure and provide to Landlord at Tenant’s own cost and expense, a completion and lien indemnity letters of credit, satisfactory to Landlord in the amount of one hundred fifty percent (150%) of the cost to fund the original construction of any alterations (“Letter of Credit A”) and, if Landlord does not agree in the Consent to Alterations that said Alterations are to remain at the end of the Lease Term, an additional letter of credit in the amount of one hundred fifty percent (150%) of the cost to fund the subsequent cost of the removal of said Alterations and the restoration of the Premises at the Lease Termination Date (“Letter of Credit B”).  Said performance Letters of Credit shall be kept in place as follows: for the Letter of Credit A, for ninety-two (92) days after the completion of the original construction of said Alterations; and for

Letter of Credit B, the later of (a) ninety-two (92) days after the Lease Termination Date or (b) ninety-two (92) days after the completion of the restoration work and Tenant has provided Landlord with proof of payment to respective vendors and copies of recorded full unconditional lien releases related to the Alterations and/or restoration work.  Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within fifteen (15) days after Tenant is given notice of filing thereof, at the cost and expense of Tenant.  As a further condition to its Consent to Alterations to the Premises, Landlord shall require Tenant to pay all expenses in connection with any and all requests for alterations and additions and Landlord’s Consent to Alterations related thereto, including but not limited to Landlord’s costs, fees and expenses for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any).  Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

11.          TENANT MAINTENANCE.  Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition.  Tenant’s maintenance, repair and replacement responsibilities herein referred to include, but are not limited to, janitorization, plumbing systems within the non-common areas of the Premises (such as water and drain lines, sinks), electrical systems within the non-common areas of the Premises (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and air-conditioning controls within the non-common areas of the Premises (such as mixing boxes, thermostats, time clocks, supply and return grills), non-common elevators (if any), and all interior improvements within the Premises including but not limited to: wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches and locks), skylights (if any), automatic fire extinguishing systems, and all other interior improvements of any nature whatsoever.  Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas.  Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination.  Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

12.          UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED.  As Additional Rent and in accordance with Paragraph 4.D of this Lease Tenant shall pay its Proportionate Share, (or if the Building in which the Premises is located is not one hundred percent (100%) leased, said Proportionate Share for utilities shall be calculated based on (i) Tenant’s Premises square footage as a percentage of the total square footage leased to Tenant and any other third party tenants in the Building or (ii) other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, (and telephone, telex and other electronic communications service, if applicable), sewer service, waste pick-up and any other utilities, materials or services furnished directly to the Building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.  Notwithstanding anything to the contrary herein, in the event any utility charges apply only to the Premises leased by Tenant, Tenant shall place such utilities in Tenant’s name and shall pay the related costs directly to the utility company(ies).

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Provided that Tenant is not in monetary default or a material non-monetary default (and if in default, Tenant’s right to cure said default has not expired) in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises between the hours of 8:00 am and 6:00 pm, Mondays through Fridays (holidays excepted) and subject to the Rules and Regulations of the Common Area hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and air-conditioning required in Landlord’s reasonable judgment for the comfortable use and occupation of the Premises for such purposes.  Tenant may, from time to time, have its staff and equipment operate on a twenty-four (24) hour-a-day, seven (7) day-a-week schedule, and Tenant shall pay for extra consumption of such utilities attributable to such after-hours occupancy, if any, used by Tenant.  Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the Building heating, ventilating and air-conditioning systems.  Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature otherwise maintained by the air-conditioning system, Landlord shall have the right to install supplementary air-conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.  Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or air-conditioning usually furnished or supplied to Premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water.  Landlord acknowledges that Tenant may use electrical current up to 220 Volts subject to the terms and conditions of this Paragraph.  If (i) Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to Premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld, or (ii) if Tenant is found to be using water, gas and/or electrical current in excess of its Proportionate.  Share (as such excess usage is confirmed by a study conducted by Landlord’s contractor(s), Landlord may (a) adjust the Proportionate Share allocated to Tenant based on Tenant’s actual or estimated use or (b) cause an electric current, gas or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use.  In the event Landlord questions Tenant’s usage, Landlord shall employ the services of a licensed electrical or plumbing contractor to determine what Tenant’s actual use is and, if Tenant’s use is determined to be excessive, Tenant shall be responsible for paying the cost related to said investigation by the licensed contractor or any other qualified third party vendor that Landlord may employ to provide such service.  The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

13.          TAXES.

A.            Real Property Taxes.  As Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant shall pay to Landlord, monthly in advance or as they become due, pursuant to statements submitted by Landlord, Tenant’s Proportionate Share of all Real Property Taxes relating to the Premises accruing with respect to the Premises during the Term of this Lease and the Extended Term (if any).  The term “Real Property Taxes” shall also include supplemental taxes related to the period of Tenant’s Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired.  The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax.  If at any time during the Term of this Lease the taxation or assessment of the Complex prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease.  If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.

B.            Taxes on Tenant’s Property.

(a)           Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.  If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

(b)           If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against the Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxies levied against personal property of the Tenant and shall be governed by the provisions of 13B(a) above.  If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office space improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant.  If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

14.          ASSESSMENT CREDITS.  The demised property herein may be subject to a special assessment levied by the City in which the Premises are located as part of an Improvement District.  As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds.  Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district.  To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord.  Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as Additional Rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited.  For example: if (i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year’s assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 surplus credit as Additional Rent.

15.          LIABILITY INSURANCE.  Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for injuries to or death of persons occurring in, on, or about the Premises or the Complex and property damage.  Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord.  The policy or policies affecting such insurance, certificates of insurance of which shall be furnished to Landlord, shall name Landlord, Richard T. Peery, as Trustee of the Richard T. Peery Separate Property Trust dated July 20, 1977, as amended; the Richard T. Peery Separate Property Trust; Richard T. Peery as an individual; John Arrillaga, as Trustee under the John Arrillaga Survivor’s Trust dated July 20, 1977, as amended; the John Arrillaga Survivor’s Trust; John Arrillaga, as an individual; and any beneficiaries, trustees and successor trustees, other partners or co-venturers of Landlord or said trusts as additional insureds (collectively “Landlord Entities”), and shall insure any liability of the Landlord Entities, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord.  Tenant’s insurance shall be primary as respects to the Landlord Entities, or if excess, shall stand in an unbroken chain of coverage.  In either event, any other insurance maintained by the Landlord Entities shall be in excess of Tenant’s insurance and shall not be called upon to contribute with any insurance required to be provided by Tenant.  The required insurance shall be reflected on a certificate of insurance of said policy, which certificate shall be delivered to Landlord concurrently with Tenant’s return of this executed Lease to Landlord.  If, during the Term of this Lease, in the reasonable considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 15 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.

16.          TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE.  Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures (and leasehold improvements paid for by Tenant) within the Leased Premises for the full replacement value thereof.  The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

17.          PROPERTY INSURANCE.  Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4.D of this Lease, Tenant shall pay to Landlord (or Landlord’s agent if so directed by Landlord) Tenant’s Proportionate Share (of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to the Premises and Complex (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 11) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” “special form” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent and any deductibles related thereto; provided however, that during the last twenty-four months of the Lease Term, Tenant shall only be responsible for paying fifty percent (50%) of Tenant’s Proportionate Share of any earthquake deductibles.  If such insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord, in addition to its Proportionate Share of the deductibles, the full cost of such increase within five (5) days of receipt of the related invoice.  Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.

In addition and notwithstanding anything to the contrary in this Paragraph 17, each party to this Lease hereby waives all rights of recovery against the other party or its officer, employees, agents and representatives for loss or damage to its property or the property of others under its control, arising from any cause insured against under the fire and extended “special form” property coverage (excluding, however, any loss resulting from Hazardous Material contamination of the Property) required to be maintained by the terms of this Lease to the extent full reimbursement of the loss/claim is received by the insured party.  Each party required to carry property insurance hereunder shall cause the policy evidencing such insurance to include a provision permitting such release of liability (“waiver of subrogation endorsement”); provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained.  If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.  In the event the waivers are issued to the parties and are not valid under current policies and/or subsequent insurance policies, the non-complying party will provide, to the other party, thirty (30) days’ advance notification of the cancellation of the subrogation waiver, in which case neither party will provide such subrogation waiver thereafter and this Paragraph will be null and void.  Notwithstanding anything to the contrary herein, the foregoing waiver of subrogation shall not include any loss resulting from Hazardous Material contamination of the Property or any insurance coverage relating thereto.

18.          INDEMNIFICATION.  Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees or contractors of which negligence Landlord has knowledge and reasonable time to correct.  Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever, accruing and/or occurring during the Term of this Lease.  The provisions of this Paragraph 18 shall survive the expiration or termination of this Lease.

19.          COMPLIANCE.  Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect governing use or occupancy of the Premises; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant.  Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises.  The provisions of this Paragraph 19 shall survive the expiration or termination of this Lease.

If a governmental agency requires any non-conformance of the Premises as set forth on Exhibit B to be corrected, such non-compliance shall be corrected at the cost and expense of Landlord; provided such non-conformance exists as of the Commencement Date of the Lease and further provided that such governing agency’s requirement to correct the non-conformance is not initiated as a result of: (i) any future improvements made by or for Tenant; or (ii) any permit request made to a governing agency by or for Tenant.  Except as noted above, any non-conformance of the Premises occurring after the Commencement Date of this Lease shall be the responsibility of Tenant to correct at Tenant’s sole cost and expense.

20.          LIENS.  Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant.  In the event that Tenant shall not, within fifteen (15) days following notice of the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the higher of the (i) prime rate of interest as quoted by the Bank of America or (ii) Landlord’s borrowing rate (the “Interest Rate”).

21.          ASSIGNMENT AND SUBLETTING.

A.            Requirements.  Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld.  Landlord shall make reasonable efforts to respond within thirty (30) days to any request from Tenant to sublease the Premises.  Notwithstanding the above, in the event Tenant enters into a merger and/or acquisition agreement whereby fifty percent (50%) or more of Tenant’s stock and/or assets are transferred to a third party entity, not including any offering of Tenant’s stock on any nationally recognized public stock market and any subsequent purchases and sales of such stock thereon (“Change in Control”), said Change in Control will require Landlord’s consent pursuant to the terms of this Paragraph 21.A, and Landlord may, at Landlord’s option, require that said acquiring entity also be named as a Tenant under this Lease.  Tenant shall not sublet the Premises, or any part thereof, to more than two subtenants at any one point in time without Landlord’s prior written consent, which consent may be withheld at Landlord’s sole and absolute discretion.  Tenant’s failure to obtain Landlord’s prior written consent before entering into any such assignment, transfer and/or subletting shall be considered a default under this Lease and Landlord shall retain all of its rights under the Lease, including the right to elect, at Landlord’s sole and absolute discretion, to terminate either the Lease and/or the related sublease.  As a condition for granting its consent to any assignment, transfer, or subletting, Landlord shall require that: (i) the sublease be a triple net sublease and that the basic rent due under any such sublease be no less than the then current market rent for subleases with annual increases at the then prevailing market rent for subleases; (ii) the sublease shall require that the security deposit clue under the sublease be in the form of a letter of credit drawn upon an institutional lender acceptable and accessible to Landlord in form and content reasonably satisfactory to Landlord, with the letter of credit being assignable to Landlord, at no cost to Landlord, upon notice to said financial institution of a default by Tenant under the Lease; (iii) the sublease shall not provide for subtenant to have an option to extend the term of the sublease or an option to expand the sublet space; and (iv) the Tenant shall pay to Landlord, monthly throughout the term of any approved sublease, fifty percent (50%) of all rents and/or additional consideration due Tenant from its assignees, transferees, or subtenants in excess of the Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space (“Excess Rent”) (with said Excess Rent subject to the terms of Lease Paragraph 4.C (“Late Charge”) and Lease Paragraph 24 (“Bankruptcy and Default”); provided, however, that before sharing such Excess Rent, Tenant shall first be entitled to recover from such Excess Rent (a) the amount of the reasonable leasing commission related to said transaction paid by Tenant to a third party broker not affiliated with Tenant, and (b) the amount of any reasonable outside costs incurred by Tenant to construct improvements to the assigned, transferred or sublet premises which improvements are required to be made by Tenant under the assignment or transfer agreement or a sublease agreement.  Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the Term hereof.  Within thirty (30) days after receipt of said written notice, provided Tenant intends to sublease fifty percent (50%) or more of the Premises, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice by giving written notice of such election to terminate.  If no such notice to terminate is given to Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord’s approval of Tenant’s request to sublease and/or assign, all in accordance with the terms, covenants, and conditions of this Paragraph 21.  Tenant shall provide Landlord with (a) a copy of the assignment and/or other transfer agreement and a copy of the certification of the change in corporate identity from the Secretary of State in the case of an assignment, or (b) a copy of the sublease in the case of a sublease for Landlord’s review, and upon Landlord’s approval, Tenant and the assignee, transferee or subtenant shall execute Landlord’s standard written consent.  If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice.  If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the Rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect and Landlord, at its cost and expense, shall separately demise the remaining portion of the Premises leased to Tenant.  In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord.  Notwithstanding the above, in no event shall Landlord consent to a sub-sublease.  A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person.  Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease.  The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord.  As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with any and all subleases and/or assignments and/or any amendments related thereto, including but not limited to Landlord’s fees for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any), and Landlord shall require Tenant’s subtenant, assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.

B.            Grounds to Refuse Proposed Transfer.  Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer (“Proposed Transfer”) if the Premises or any other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.  However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) the subtenant or (ii) the assignee, in form and substance satisfactory to Landlord and/or to Landlord’s counsel, from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.

C.            Voluntary Termination of Lease — Required Sublease Language.  Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (“Subtenant”) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

“If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then, if Landlord so elects, this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease.  Subtenant expressly acknowledges and agrees that (1)

the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease.  Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

The term of this Sublease is therefore subject to early termination.  Subtenant’s initials here below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims above.

Initials:		Initials:		”
	Subtenant		Tenant

D.            State of Incorporation Change; Name Change.  Notwithstanding anything to the contrary above, Tenant’s re-incorporation in another jurisdiction and/or the act of Tenant changing Tenant’s legal name shall not be considered an assignment; however, (i) Tenant shall provide Landlord with notice of such change in Tenant’s name and/or state of incorporation, which notice shall include a copy of the certification from the Secretary of State and (ii) Tenant and Landlord shall execute Landlord’s standard acknowledgement for any such change in Tenant’s name and/or state of incorporation.

E.             Permitted Transfers.  In addition to and notwithstanding anything to the contrary in Paragraph 21.A above, and provided Tenant is not in default of this Lease beyond the applicable cure period, Landlord hereby agrees that: (1) Landlord shall consent to Tenant’s assigning or subletting said Lease to: (i) any parent or subsidiary corporation, or corporation with which Tenant merges or consolidates provided said entities use of the Premises is the same as Tenant’s use and that (a) said affiliate or successor owns all or substantially all of the assets of Tenant and becomes jointly and severally liable with Tenant for the Term of the Lease from the

Lease Commencement Date through the scheduled Lease Termination Date (or the extended Lease Termination Date if said date is extended), (b) the net worth of said parent or subsidiary corporation, or said corporation has a net worth equal to or greater than Tenant’s net worth (x) at the time of Lease execution or (y) at the time of such assignment, merger, or consolidation, whichever is greater (collectively “Permitted Transfers”), and (c) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; or (ii) any third party or entity to whom Tenant, as an ongoing concern, sells all or substantially all of its assets; provided that (a) said affiliate or successor owns all or substantially all of the assets of Tenant, (b) the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant (x) at the time of Lease execution or (y) at the time of such merger, consolidation or acquisition, whichever is greater ((i) and (ii) above collectively referred to as “Permitted Transfers”), and (c) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; and (2) Landlord shall waive its right to terminate the Lease due to a Permitted Transfer.

In the event Tenant transfers fifty percent (50%) or more of Tenant’s stock to a third party entity and such transfer does not include the sale of Tenant’s assets, said transfer of stock shall not require Landlord’s approval provided that (a) the net worth of said third party entity following such stock transfer is equal to or greater than the net worth of Tenant (x) at the time of Lease execution or Lease Commencement Date or (y) immediately before the stock transfer and any such transfer does not leave the Tenant as a shell organization and (b) Tenant provides Landlord written notice at least thirty (30) days prior to the effective date of the proposed stock transfer.

No such assignment or subletting or sale of stock will release the Tenant from its liabilities, obligations, and responsibilities under this Lease.  Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting or sale of stock to any party as described above, (b) execute Landlord’s consent document prepared by Landlord reflecting the assignment or subletting and (c) pay Landlord’s costs for processing said Consent prior to the effective date of said assignment or sublease.  Nothing herein shall be deemed to permit (i) any assignee to further assign this Lease or sublet all or any portion of the Premises or (ii) any subtenant to assign its interest in the sublease to any other party without Landlord’s prior written consent.

22.          SUBORDINATION AND MORTGAGES.  In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and Building in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement (in form reasonably acceptable to Tenant), subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease.  Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default (and if in default, Tenant’s right to cure said default has not expired) and so long as Tenant shall pay all Rent and observe and perform all of the provisions set forth in this Lease and any subordination agreement shall reflect the agreement of the Lender to the same.  As of the date of this Lease, there are no mortgages or loans encumbering the Premises.

23.          ENTRY BY LANDLORD.  Landlord reserves, and shall at all reasonable times after at least twenty four (24) hours notice (except in emergencies) have the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to a contiguous tenant(s) (if any); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of non-responsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of Rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical.  Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which the Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall entitle Tenant to any reduction of Rent hereunder.  Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

24.          BANKRUPTCY AND DEFAULT.  The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant.  If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

Within thirty (30) days after the court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord.  Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of Rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act.  Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant.  In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord.  In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default under this Lease by Tenant upon expiration of the appropriate grace period hereinafter provided.  Tenant shall have a period of five (5) days from the effective date of written notice from Landlord within which to cure any default in the payment of Rent or adjustment thereto.  Tenant shall have a period of thirty (30) days from the effective date of written notice from Landlord within which to cure any other non-monetary default under this Lease; provided, however, that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default if (i) more than thirty (30) days is required to cure such non-monetary default and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.  Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

(a)           The rights and remedies provided for by California Civil Code Section 1951.2 including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2.  Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity.  Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the Rent loss that could be reasonably avoided from the balance of the Term of this Lease after the time of award.  The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.  As part of such damages, Landlord shall have the right to recover that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired Term of this Lease.

(b)           The rights and remedies provided by California Civil Code Section 1951.4, which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(c)           The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

(d)           To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law.  Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term of this Lease) and at such Rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.  Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than Rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the Rent hereunder for the period of such subletting (to the extent such period does not exceed the Term hereof) exceeds the amount to be paid as Rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same becomes due hereunder.  If Tenant has been credited with any Rent to be received by such subletting under option (i) and such Rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Such deficiency shall be calculated and paid monthly.  No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant.  Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

(e)           The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph (d) above.

25.          ABANDONMENT.  Tenant shall not vacate or abandon the Premises at any time during the Term of this Lease and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.  Notwithstanding the above, Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Rent (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation systems are operated and maintained to the extent necessary to prevent damage to the Premises or its systems.

26.          DESTRUCTION.  In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage for which Tenant is responsible under Paragraph 11 (“Tenant Maintenance”), Landlord may, at its option:

(a)           Rebuild or restore the Premises to their condition prior to the damage or destruction, or

(b)           Terminate this Lease (providing that the Premises is damaged to the extent of thirty-three and one third percent (33 1/3%) or more of the replacement cost, exclusive of footings, foundations and floor slabs).

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense except for any deductible, which is the responsibility of the Tenant, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction.  Tenant shall be entitled to a reduction in Rent from the date of such damage or destruction, provided Tenant is not using any portion of such damaged area, while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises.  If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for not more than sixty (60) additional days for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord) (the “Allowed Restoration Period”), then, provided the Premises is damaged to the extent of 33 1/3% or more of the replacement cost (exclusive of footings, foundations and floor slabs) and provided the damage or destruction does not result from routine maintenance and repairs or incidental damage or destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 11 (“Tenant Maintenance”), Tenant shall have the right to terminate this Lease by giving written notice to Landlord within ten (10) days following the date Tenant receives Landlord’s written notice stating that the restoration will exceed the Allowed Restoration Period.  Regardless of whether Landlord and/or Tenant elects to terminate the Lease early as provided herein, Tenant shall remain liable for the insurance deductible as it relates to the Leased Premises.  Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the Building and interior improvements constructed by Landlord as they existed as of the Commencement Date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not canceled according to the provisions above.

Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect.  Tenant hereby expressly waives the provision of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

In any event that the Building in which the Premises are situated is damaged or destroyed to the extent of not less than thirty-three and one third percent (33 1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.  Notwithstanding anything to the contrary herein, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent of the rebuilding costs net of the deductible.

Without regard to whether this Lease is terminated pursuant to the foregoing, Tenant, upon demand by Landlord, shall pay to Landlord Tenant’s Proportionate Share of the deductibles from any casualty policy Landlord carries pursuant to Paragraph 17 (“Property Insurance”).

27.          EMINENT DOMAIN.  If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired Term of this Lease.  Notwithstanding the foregoing sentence, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving costs or loss of goodwill, shall be and remain the property of Tenant.  Notwithstanding anything to the contrary herein, Tenant shall not be responsible for any costs of repairs, restoration, replacements or other work occasioned by the exercise of the right (or a voluntary conveyance resulting from the threatened exercise of the right) of eminent domain or condemnation.

If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any part thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not leased hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then in any such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to the Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the Rent from the date of such taking or conveyance to the date of termination.

If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the Rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the Rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

28.          SALE OR CONVEYANCE BY LANDLORD.  In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease.  This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

29.          ATTORNMENT TO LENDER OR THIRD PARTY.  In the event the interest of Landlord in the land and Building in which the Leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such judicial foreclosure or foreclosure sale and to recognize such purchaser as the Landlord under this Lease.  In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired Term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

30.          HOLDING OVER.  Any holding over by Tenant after expiration or other termination of the Term of this Lease shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Leased Premises except as expressly provided in this Lease.  Any holding over after the expiration or other termination of the Term of this Lease, with or without the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to two hundred (200%) percent of the monthly Basic Rent required during the last month of the Lease Term; provided, however, that the monthly Rent shall be prorated based on the actual number of days in the month for any partial month of the holding over.  Holding over conduct within the meaning of the Lease and this Paragraph 30 shall also include the failure by Tenant to surrender the Leased Premises on the Lease Termination Date in the physical condition described in Paragraphs 8 (“Acceptance and Surrender of Premises”), 10 (“Alterations and Additions”) and 11 (“Tenant Maintenance”) and/or any Consents to Modifications/Alterations (if any) for which conduct Tenant shall be subject to the Hold Over Basic Rent under this Paragraph until the Leased Premises is restored to the condition required under this Lease.  If Tenant is responsible for paying to Landlord the cost of the restoration work pursuant to Paragraph 8 (“Acceptance and Surrender of Premises”) in lieu of Tenant completing said restoration, Tenant shall be liable to Landlord, at the Basic Rent rate for the last month of the Lease Term, for the estimated time it would take to complete said restoration, regardless of whether or not Landlord elects to make such restoration to the Leased Premises.

31.          CERTIFICATE OF ESTOPPEL.  Tenant shall within ten (10) days of receipt of prior written notice from Landlord execute, acknowledge and deliver to Landlord an estoppel statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Basic Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed.  Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.  Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than ten months’ Basic Rent has been paid in advance.

32.          CONSTRUCTION CHANGES.  It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.  Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

33.          RIGHT OF LANDLORD TO PERFORM.  All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent.  If Tenant shall fail to pay any sum of money, or other Rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice thereof by Landlord or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after written notice thereof by Landlord (or such longer grace period as provided under Paragraph 24), Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed.  All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the Interest Rate (as defined in Paragraph 20 (“Liens”) above) from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord within five (5) business days after demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of Rent hereunder.

34.          ATTORNEYS’ FEES.

A.            In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

B.            Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys’ fees.

C.            Any deposition of Landlord and/or its agents, whether initiated by Landlord or Tenant, shall be administered and taken at Landlord’s place of business.

35.          WAIVER.  The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the Term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

36.          NOTICES.  All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing.  All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid or by a reputable commercial carrier’s same day or overnight service addressed to Tenant at the following addresses:

Prior to Lease Commencement		After Lease Commencement

Attn:	Joe Maurino	Attn:	Controller
6536 Kaiser Drive		Premises Address
Fremont, CA 94555		Fremont, CA 94555
(510) 402-4014 (phone)
(510) 794-8540 (fax)
jmaurino@qbius.com (email)*		dparker@qbius.com (email)*

*         The inclusion of an email address does not obligate Landlord to provide a notice by electronic mail.

All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, or by a reputable commercial carrier’s same day or overnight service addressed to Landlord at its offices at: PEERY/ARRILLAGA, 2560 MISSION COLLEGE BLVD., SUITE 101, SANTA CLARA, CA 95054, Attention: Company Manager.  Each notice, request, demand, advice or designation referred to in this Paragraph shall be deemed received on the date of the personal service or receipt or refusal to accept receipt of the mailing thereof in the manner herein provided, as the case may be.  Either party shall have the right, upon ten (10) days written notice to the other, to change the address as noted herein; however, Landlord shall send Tenant notices to only one address of Tenant as identified above.

37.          EXAMINATION OF LEASE.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

38.          DEFAULT BY LANDLORD.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than (30) days after receipt of written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.  Landlord shall, however, make a reasonable effort to take immediate action on its obligations on an emergency situation that impairs (i) the safety of the Building and/or (ii) the occupancy of the Building.

39.          CORPORATE AUTHORITY.  If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms.  If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the specific execution of this Lease by the individual executing said Lease.  In lieu of said corporate resolution, Tenant may provide Landlord with an outside legal opinion stating that the party executing this Lease on behalf of Tenant is authorized to do so by the Board of Directors.

40.          LIMITATION OF LIABILITY.  In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

(a)           the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;

(b)           no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership);

(c)           no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

(d)           no partner of Landlord shall be required to answer or otherwise plead to any service of process;

(e)           no judgment will be taken against any partner of Landlord;

(f)            any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

(g)           no writ of execution will ever be levied against the assets of any partner of Landlord;

(h)           these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

41.          SIGNS.  No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building or any exterior windows of the Building without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to Tenant and at the expense of Tenant.  If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

All approved signs and/or lettering on sign monuments and/or interior Common Area sign directories, if any, shall be printed, painted, affixed or inscribed at the sole cost and expense of Tenant by a licensed contractor approved of by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

Notwithstanding anything to the contrary in this Paragraph 41 and subject to (i) Tenant complying with the Design Guidelines of the Ardenwood Corporate Commons, a copy of which has been provided to Tenant and (ii) Landlord’s approval of Tenant’s signage (which approval shall not be unreasonably withheld), Tenant shall be entitled to install, at Tenant’s sole cost and expense, Tenant’s name on (x) Tenant’s Proportionate Share of the existing monument sign for the Building in which the Premises are located (the exact placement and size of Tenant’s sign is to be approved by Landlord), (y) on the exterior glass adjacent to the entrance to the main lobby of the Building (the exact placement and size of Tenant’s sign is to be approved by Landlord), and (z) on the entrance door to Tenant’s Leased Premises, with the understanding that Tenant shall be liable for repairing any damage to said monument and door resulting from the installation and or removal of said signs upon Lease Termination.

42.          CONSENT.  Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

43.          AUTHORITY TO EXECUTE.  The parties executing this Lease hereby warrant and represent that they are properly authorized to execute this Lease and bind the parties on behalf of whom they execute this Lease and to all of the terms, covenants and conditions of this Lease as they relate to the respective parties hereto.

44.          HAZARDOUS MATERIALS:  Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the Common Areas of the Complex (hereinafter collectively referred to as the “Property”):

A.            As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos).  As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

B.            Tenant shall obtain Landlord’s written consent, which may be withheld in Landlord’s discretion, prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below) (and Tenant shall first provide Landlord with a list of said materials used and specify the location in the Premises where said materials are used and stored, the method of storage and disposal of the same, and a copy of the related permits); provided, however, that Landlord’s consent shall not be required for normal use in compliance with applicable

Environmental Laws of customary household and office supplies, such as mild cleaners, lubricants and copier toner.  As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees.  Tenant agrees that any and all Tenant’s Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant’s expense, and shall not result in any contamination of the Property or the environment.  Tenant shall not discharge any Hazardous Materials in the plumbing, sewer and/or storm drains in the Premises and/or Complex.  Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware.  If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees that Tenant shall at Tenant’s cost and expense: (i) install such Hazardous Materials monitoring, storage and containment devices as required by applicable Environmental Law and/or the governing agencies (however, in no event shall Tenant discard any Hazardous Materials in the Building plumbing system and/or the Building sewer system) and (ii) deliver to Landlord by April 1, 2008 and on April 1 of each year thereafter during the Term of this Lease and any extended Term thereof, a written report prepared by a licensed, qualified environmental consultant, reasonably acceptable to Landlord, which confirms that Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities at the Premises or if not in compliance, the corrective action required; said report shall include a list of the Hazardous Materials used, stored and/or disposed at the Premises and the location(s) within the Premises of such Hazardous Materials use, storage and/or disposal.  Tenant, at its expense, shall promptly undertake and complete any and all steps necessary to be in full compliance with applicable Environmental Laws and to fully correct any and all problems or deficiencies addressed in said report; and Tenant shall promptly provide Landlord with documentation of all such corrective action taken.

C.            Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws.  Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

D.            If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination.  Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease.  Notwithstanding the above, Landlord may, at its option and in its sole and absolute discretion, choose to perform remediation and obtain reimbursement for cleanup costs as set forth herein from Tenant.  Any cleanup costs incurred by Landlord as the result of Tenant’s Hazardous Materials Activities shall be reimbursed by Tenant within thirty (30) days of presentation of written documentation of the expense to Tenant by Landlord.  Such reimbursable costs shall include, but not be limited to, any reasonable consultants’ and attorneys’ fees incurred by Landlord.  Tenant shall take all actions necessary to preserve any claims it has against third parties, including, but not limited to, its insurers, for claims related to its operation, management of Hazardous Materials or contamination of the Property.  Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which may be withheld in Landlord’s discretion.  Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

E.             Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) releases or discharges of Hazardous Materials at the Premises and/or on the Property if released and/or discharged by Tenant, Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees, which occur during the Term of this Lease, (iii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iv) the breach of any obligation of Tenant under this Paragraph 44 (collectively, “Tenant’s Environmental Indemnification”).  Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property.  Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, “Response Actions”).  Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided Tenant with copies of the environmental reports listed on Exhibit C (“Reports”), and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant’s intended use of the Property.  To the best of Landlord’s actual knowledge as of the date of this Lease, except as noted in said Reports, no additional on site Hazardous Materials contamination exist on the Property; however, Landlord shall have no obligation to further investigate.

Initial:		Initial:		”
	Tenant		Landlord

It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 44.

45.          BROKERS.  Landlord and Tenant each represent and warrant to the other that they have not dealt with any real estate brokers, agents, or finders in connection with the original Term of this Lease, and knows of no real estate broker, agent or finder who is entitled to a commission in connection with this Lease (“Lease Commission”).  Each party agrees to defend, protect, indemnify and hold the other party harmless from and against all claims for Lease Commissions, finder’s fees, and other compensation made by any broker, agent, or finder as consequence of the indemnifying party’s actions or dealings with such broker, agent or finder.  The parties hereto acknowledge that Landlord will not pay a Lease Commission to any broker secured by Tenant related to the original Term of this Lease, or in the event this Lease is extended or the square footage leased hereunder is increased for any reason whatsoever.

46.          PERSONAL PROPERTY OF LANDLORD:  Tenant acknowledges that the Furniture within the Premises (as detailed on Exhibit D attached hereto) (“Furniture”), is the personal property of Landlord and is being leased hereunder by Tenant (hereinafter referred to as “Personal Property of Landlord”) free of Additional Rent.  Tenant agrees, at its sole cost and expense, to maintain, repair and replace the Personal Property of Landlord as needed, normal wear and tear excepted.  Tenant shall not replace, remove, or encumber in any way, any of the Personal Property of Landlord without Landlord’s prior written consent

47.          ASSOCIATION DUES:  The Premises is part of the Ardenwood Property Owner’s Association, and is subject to dues to fund the cost of the Association’s obligations and expenses as authorized under the By-Laws of said Association (“Association Dues”).  As of the date of this Lease, Tenant’s current Proportionate Share of the Association Dues is currently estimated at Three and 51/100 Dollars ($3.51) per month and is subject to adjustment as provided for by said Association.  Said Association Dues are payable by Tenant to Landlord as Additional Rent on a monthly basis throughout the Term of this Lease.  Tenant understands that it will not be a direct member of the Association.

48.          TENANT’S OPTION TO TERMINATE LEASE:  Provided Tenant is not in default in any of the terms, covenants and conditions of this Lease and any amendments thereto, and in exchange for the payment to Landlord of a Termination Fee as referenced below, Landlord hereby grants to Tenant Two (2) Options to Terminate this Lease, subject to the following terms and conditions:

A.            Tenant’s First Option to Terminate:  Provided Tenant is not in default in any of the terms, covenants and conditions of this Lease and any amendments thereto, Tenant shall have the right to terminate this Lease effective October 31, 2007, by giving Landlord notice of Tenant’s exercise of said First Option to Terminate this Lease, which written notice must be received by Landlord not later than March 31, 2007.

1.             In the event Tenant fails to timely exercise Tenant’s First Option to Terminate as set forth herein in writing, this Lease shall, subject to the terms of this Lease, continue in full force and effect for the full remaining Term hereof, absent this Paragraph 48.A but subject to Tenant’s Second Option to Terminate pursuant to Paragraph 48.B (“Tenant’s Second Option to Terminate”) below.

2.             In the event Tenant timely exercises Tenant’s First Option to Terminate as set forth in this Paragraph 48.A, this Lease shall be amended and executed by the parties hereto to memorialize the exercise by Tenant of said Option to Terminate this Lease and the revised Termination Date of October 31, 2007, with each party being responsible for the full performance of all terms, covenants, and conditions of said Lease through the effective date of termination as set forth above and thereafter for those terms and conditions of the Lease that survive the termination of the Lease.

3.             As consideration to Landlord for Tenant’s exercise of the privilege of the early termination of this Lease under this First Option to Terminate, Landlord shall retain one hundred percent (100%) of the Prepaid Termination Fee of $106,727.40 as referenced in Paragraph 49 (“Prepaid Termination Fee”) below.

B.            Tenant’s Second Option to Terminate.  Provided Tenant is not in default in any of the terms, covenants and conditions of this Lease and any amendments thereto, Tenant shall have the right to terminate this Lease effective October 31, 2008, by giving Landlord notice of Tenant’s exercise of said Second Option to Terminate this Lease, which written notice must be received by Landlord not later than March 31, 2008.

1.             In the event Tenant fails to timely exercise Tenant’s Second Option to Terminate as set forth herein in writing, Tenant shall have no further Option to Terminate this Lease, and this Lease shall, subject to the terms of this Lease, continue in full force and effect for the full remaining Term hereof, absent this Paragraph 48.

2.             In the event Tenant timely exercises Tenant’s Second Option to Terminate as set forth in this Paragraph 48.B, this Lease shall be amended and executed by the parties hereto to memorialize the exercise by Tenant of said Option to Terminate this Lease and the revised Termination Date of October 31, 2008, with each party being responsible for the full performance of all terms, covenants, and conditions of said Lease through the effective date of termination as set forth above and thereafter for those terms and conditions of the Lease that survive the termination of the Lease.

3.             As consideration to Landlord for Tenant’s exercise of the privilege of the early termination of this Lease under this Second Option to Terminate, Landlord shall retain one hundred percent (100%) of the Adjusted Prepaid Termination Fee ($54,665.25) as referenced in Paragraph 49 (“Prepaid Termination Fee”) below.

C.            Surrender of Premises.  In the event Tenant timely exercises Tenant’s Option to Terminate as set forth in Paragraph 48.A (“Tenant’s First Option to Terminate”) or 48.B (“Tenant’s Second Option to Terminate”) above, Tenant agrees to surrender the Leased Premises to Landlord, free and clear of Tenant’s occupancy or the occupancy of any subtenants, as of the early Termination Date, and shall comply with all surrender requirements as outlined in Paragraphs 8 (“Acceptance and Surrender of Premises”), 10 (“Alterations and Additions”) and 44 (“Hazardous Materials”) of this Lease.

D.            Option to Terminate Not Transferable.  The Option to Terminate rights of Tenant under this Paragraph 48 are granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever, except under a Permitted Transfer pursuant to Paragraph 21.E (“Assignment and Subletting: Permitted Transfers”).  In the event that Landlord consents to an assignment under Paragraph 21.A (“Assignment and Subletting”), excluding a Permitted Transfer, the Option to Terminate granted herein shall be void and of no force and effect, whether or not Tenant shall have purported to exercise such Option to Terminate prior to such assignment, and (i) the then current balance of the Prepaid Termination Fee shall first be applied to Tenant’s account to offset any amounts due as of the effective date of the assignment and (ii) the balance (if any) shall be refunded to Tenant.

E.             Default — Forfeiture of Option to Terminate.  Notwithstanding anything to the contrary in this Paragraph 48 (“Tenant’s Option to Terminate Lease”), the Option to Terminate is automatically forfeited by Tenant (without notice from Landlord) in the event Tenant is, at any time during the Term of this Lease, in default of said Lease and if Tenant does not completely cure said default within five days for a monetary default and thirty days for a non-monetary default; provided, however that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.

49.          PREPAID TERMINATION FEE:  Landlord has agreed to allow Tenant to Terminate this Lease as referenced in Paragraph 48 (“Tenant’s Option to Termination Lease”) above in exchange for a Termination Fee equal to (i) $106,727.40 in the event Tenant exercises Tenant’s First Option to Terminate as referenced in Paragraph 48.A (“Tenant’s First Option to Terminate”) or (ii) $54,665.25 in the event Tenant exercises Tenant’s Second Option to

Terminate as referenced in Paragraph 48.B (“Tenant’s Second Option to Terminate”).  Concurrently with the execution of this Lease, Tenant shall pay to Landlord the prepaid Termination Fee of $106,727.40 (“Prepaid Termination Fee”).  Said Prepaid Termination Fee shall be either retained by Landlord or Tenant shall be given credit against the Basic Rent due as referenced below:

A.            Lease Terminates on or before October 31, 2007:  In the event the Lease Terminates on or before October 31, 2007 by an exercise by Tenant of Tenant’s First Option to Terminate pursuant to Paragraph 48.A (“Tenant’s First Option to Terminate”) above, the entire Prepaid Termination Fee of $106,727.40 shall be retained by Landlord as a Termination Fee.

B.            Lease Does Not Terminate by October 31, 2007:  In the event Landlord does not receive notice by January 31, 2007 of Tenant’s exercise of its First Option to Terminate this Lease effective October 31, 2007, (i) Landlord shall apply $52,062.15 of said Prepaid Termination Fee, as a credit against the Basic Rent due for the months of November 2007, December 2007, January 2008, February 2008 and March 2008 and (ii) Landlord shall hold the remaining balance ($54,665.25) of said Prepaid Termination Fee (“Adjusted Prepaid Termination Fee”) as a potential Termination Fee to be retained by Landlord and/or to be given as a credit against Tenant’s Basic Rent subject to Paragraphs 49.0 (“Lease Terminates on or before October 31, 2008”) and 49.D (“Lease Does Not Terminate by October 31, 2008”) below.

C.            Lease Terminates on or before October 31, 2008.  In the event the Lease Terminates on or before October 31, 2008 by an exercise of Tenant’s Second Option to Terminate pursuant to Paragraph 48.B above, the Adjusted Prepaid Termination Fee of $54,665.25 shall be retained by Landlord as a Termination Fee.

D.            Lease Does Not Terminate by October 31, 2008.  In the event Landlord does not receive notice by January 31, 2008 of Tenant’s exercise of its Second Option to Terminate this Lease effective October 31, 2008, Landlord shall apply said Adjusted Prepaid Termination Fee ($54,665.25) as a credit against the Basic Rent due for the months of November 2008, December 2008, January 2009, February 2009 and March 2009.

50.          MISCELLANEOUS AND GENERAL PROVISIONS.

A.            Use of Building Name.  Tenant shall not, without the written consent of Landlord, use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises.

B.            Premises Address.  It is understood that (i) the current address for the Premises is shown on page 1 of this Lease, and that (ii) the address for the Premises is subject to change at any time by the City in which the Premises are located (the “City”).  In the event the address assigned to the Premises is changed by the City, this Lease shall thereafter be amended to reflect the assigned address for the Premises leased hereunder and Landlord shall not be liable to Tenant for any costs or expenses incurred by Tenant as a result of said address change.

C.            Choice of Law/Venue; Severability.  This Lease shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and each party specifically stipulates to venue in Santa Clara County.  If any provision of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

D.            Definition of Terms.  The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto.  The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord.  The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations.  Words used in any gender include other genders.  If there be more than one Tenant the obligations of Tenant hereunder are joint and several.  The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provisions hereof.

E.             Time Of Essence.  Time is of the essence of this Lease and of each and all of its provisions.

F.             Quitclaim.  At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

G.            Incorporation of Prior Agreements; Amendments.  This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant.  Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

H.            Recording.  Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

I.              Amendments for Financing.  Tenant further agrees to execute any reasonable amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.

J.             Clauses, Plats and Riders.  Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

K.            Diminution of Light, Air or View.  Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder or result in any liability of Landlord to Tenant.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:		TENANT:

JOHN ARRILLAGA SURVIVOR’S TRUST		QUARK BIOTECH, INC. a California corporation

By:	/s/ JASON PEERY	By:	/s/ DANIAL ZURR
	Jason Peery, as his Attorney in Fact		Danial Zurr, President and Chief Executive Officer

Date:	9/14/06	Date:	9/13/06

RICHARD T. PEERY SEPARATE PROPERTY TRUST

By:	/s/ JASON PERRY
Jason Peery, as Special Trustee

Date:	9/14/06

ARDENWOOD II-3
QUARK BIOTECH, INC.
6503 Dumbarton Circle
Fremont, CA
= PARCEL
= COMMON INGRESS EGRESS WITH ADJACENT PARCEL
= LEASED PREMISES
INITIAL
A
B
C
D
E
F
G
1
2
3

Ardenwood II-3

Ardenwood II-3
QUARK BIOTECH, INC.
Fremont, CA 94555
INITIAL

Ardenwood II-3

EXHIBIT C TO LEASE AGREEMENT DATED SEPTEMBER 8, 2006 BETWEEN THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND QUARK BIOTECH, INC., AS TENANT

HAZARDOUS MATERIALS REPORTS

PROVIDED TO TENANT

1)                                      Preliminary Environmental Assessment and Soil Testing for Ardenwood Corporate Commons: prepared for Bedford Properties on August 10, 1988 by Kaldveer Associates;

2)                                      Preliminary Environmental Assessment and Soil Testing for Ardenwood Corporate Commons Lots 1 through 27: prepared for Bedford Properties on June 13, 1989 by Kaldveer Associates;

3)                                      Phase I Site Assessment for Ardenwood Corporate Commons: prepared for Bedford Properties in July 1991 by Mittelhauser Corporation.

EXHIBIT D TO LEASE AGREEMENT DATED SEPTEMBER 8, 2006, BY AND BETWEEN THE JOHN ARRILLAGA SURVIVOR’S TRUST AND THE RICHARD T. PEERY SEPARATE PROPERTY TRUST, AS LANDLORD, AND QUARK BIOTECH, INC., AS TENANT.

PERSONAL PROPERTY OF LANDLORD TO BE LEASED BY TENANT:

Landlord shall lease to Tenant the following furniture, which items are currently installed in the Premises and which shall be leased by Tenant pursuant to Lease Paragraph 46 (“Personal Property of Landlord”):

Quantity	Description

10	Pre-owned 8’ x 8’ cubicles